Exhibit 10.1

Amendment To Restated and Amended Employment Agreement

THIS AMENDMENT (this “Amendment”) is made as of April 26, 2005 (the “Effective Date”) by and between USI SERVICES CORP., formerly known as USI Insurance Services Corp., (the “Company”) and DAVID L. ESLICK (“Executive”) and amends that certain Restated and Amended Employment Agreement dated as of January 22, 2002 by and between the Company and the Executive (the “Agreement”) to the extent and in the manner herein provided. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and Executive are parties to the Agreement;

WHEREAS, Section 11 of the Agreement provides that all amendments to the Agreement must be in writing;

WHEREAS, the Company and Executive wish to amend the Agreement as set forth in this Amendment to impose certain non-competition obligations, to modify the definition of “good reason,” and to modify the governing law and notice provisions of the Agreement; and

WHEREAS, in consideration for Executive’s execution of this Amendment, the Company hereby agrees to pay Executive certain consideration as set forth herein.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows and agree to amend the Agreement in the manner hereinafter provided:

1. Amendment of Section 7.2 – Non-Competition. Section 7.2 of the Agreement is hereby amended by replacing the first sentence of Section 7.2 in its entirety with the following sentence:

“Executive further agrees that, throughout the Term hereof and thereafter until one (1) year after the effective date on which Executive’s employment with USI or the Company, or their respective successors in interest, terminates, Executive will refrain from carrying on a business, directly or indirectly, which provides any USI Business, except in the normal course of business on behalf of any USI Company.”

2. Amendment of Section 8.3 – Termination by Executive for Good Reason. Section 8.3 of the Agreement is hereby amended by deleting subsection (iii) of the first sentence of Section 8.3 in its entirety and by re-designating subsection (iv) of the first sentence of Section 8.3 as subsection (iii).

3. Amendment of Section 14 – Governing Law. Section 14 of the Agreement is hereby amended and restated in its entirety as follows:

“14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK.”

4. Amendment of Section 12.1 – Notices. The addresses set forth in the notice provision of Section 12.1 of the Agreement for the Company and the Executive are hereby amended as follows:

“(a) If to the Company, at

USI Services Corp.

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

Attn: General Counsel

Telephone: (914) 749-8506

Facsimile: (610) 537-4506

(b) If to Executive, at

David L. Eslick

4 Arrow Tree Drive

Briarcliff Manor, NY 10510”

5. Consideration. In consideration for Executive’s execution of this Amendment and agreement to the terms set forth herein, the Company hereby agrees to (i) pay Executive $250,000, less applicable tax withholding, in cash within fourteen (14) business days of the Effective Date; and (ii) within ten (10) business days of the Effective Date, cause its parent corporation, U.S.I. Holdings Corporation (“USI”), to grant a number of shares of restricted stock to Executive pursuant to the USI 2002 Equity Incentive Plan (the “EIP”) with a fair market value of $250,000, determined based upon the closing price of USI’s common stock on the Nasdaq Stock Market on the Effective Date, (the “Award”), which Award shall vest as follows: one third of the Award shall vest on the third anniversary of the Effective Date; an additional one third shall vest on each of the fourth and fifth anniversaries of the Effective Date, subject, in each case, to Executive’s continued Service (as defined in the EIP) through the applicable vesting date. Notwithstanding the foregoing, the Award shall become immediately vested if the Agreement is terminated for any reason other than a termination by the Executive pursuant to Section 8.4 of the Agreement. The Award shall otherwise be subject to the terms and conditions of the EIP.

6. No Further Amendment. Except as otherwise amended by this Amendment, all provisions of the Agreement, including, without limitation, provisions relating to governing law as amended above, shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Agreement) and the Agreement and this Amendment shall be construed together and considered one and the same agreement.

7. Counterparts. This Amendment may be executed in any number of counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart. Any and all counterparts may be executed by facsimile.

8. Authorization. This Amendment in its entirety has been negotiated and authorized for execution by the Compensation Committee of the USI Board of Directors.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative, and Executive has executed this Agreement, in each case on the date first above written.

USI SERVICES CORP.

By:	/s/ Ernest Newborn
Name & Title:	Ernest Newborn
SVP and General Counsel

DAVID L. ESLICK
/s/ David L. Eslick

Approved and Authorized:

By:	/s/ Tom Hayes
Name & Title:	Chairman of the
USI Compensation Committee